                                                                 Exhibit 10(iii)

                      Sutherland, Asbill & Brennan, L.L.P.

1275 Pennsylvania Avenue, N.W.
Washington, D.C. 20004-2404

Susan S. Krawczyk

                                           April 28, 1997

Board of Directors
Metropolitan Life Insurance Company
One Madison Avenue
New York, New York 10010

   Re: New England Variable Account

Ladies and Gentlemen:

  We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 1 to the Registration Statement on Form N-4 for certain variable annuity contracts issued through New England Variable Account (File No. 333-11131). By giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                      Very truly yours,

                                      SUTHERLAND, ASBILL & BRENNAN, L.L.P.

                                      By: Susan S. Krawczyk